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                                                                      Exhibit 23

LETTER OF CONSENT
RE: AUDITED FINANCIAL INFORMATION


        We hereby consent to the incorporation by reference of our report as of December 31, 2000 relating to the audited financial statements of DUCT Utility Construction & Technologies, Inc.(formerly ProCare Industries, Ltd). that are included in the Form 10-KSB for the year ended December 31, 2000, in the October 17, 2001 dated filing on Form S-8.


   /s/  Robison, Hill & Co.
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Certified Public Accountants

October 17, 2001